                                                                   Exhibit 10.14

                      ONESOURCE INFORMATION SERVICES, INC.

                Amendment to 1999 Stock Option and Incentive Plan

                                  May 25, 2000

The 1999 Stock Option and Incentive Plan (the "Plan") is hereby amended as follows:

3. Paragraph 3(a) is hereby deleted in its entirety and replaced with the following:

         "NUMBER OF SHARES. Subject to adjustment under Section 3(c), the aggregate number of shares of Common Stock of the Company (the "COMMON STOCK") that may be issued pursuant to the Plan is 1,800,000 shares. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan; PROVIDED, HOWEVER, that the cumulative number of such shares that may be so reissued under the Plan will not exceed 1,800,000 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares."

In all other respects, the Plan is hereby affirmed and shall remain in full force and effect.


                  [Remainder of Page Intentionally Left Blank.]

                         ONESOURCE INFORMATION SERVICES, INC.



                         By: /s/ Roy D. Landon
                            ---------------------------------
                            Name:  Roy D. Landon
                            Title: Senior Vice President and
                                   Chief Financial Officer